SWANK, INC.  6  Hazel Street, Attleboro, Massachusetts 02703



Notice of Annual Meeting of Stockholders



  The 1999 Annual Meeting of Stockholders of SWANK, INC. (the "Company") will be held at the Company's offices at 6 Hazel Street, Attleboro, Massachusetts, on April 22, 1999 at 11:00 o'clock A.M. local time, for the purpose of considering and acting upon the following:


      1. The election of two (2) Class I directors to serve on the Company's Board of Directors;


      2. The approval of the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the year 1999;


      3. The transaction of such other business as may properly come before the meeting.


  Only holders of record of Common Stock at the close of business on February 26, 1999 will be entitled to notice of, and to vote at, the meeting or any adjournment thereof.




                           By Order of the Board of Directors



                           Christopher F. Wolf,
                           Secretary



Dated:  March 22 , 1999





ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING.  IF
YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THE
ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN
THE ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED.


SWANK, INC.  6  Hazel Street, Attleboro, Massachusetts 02703




PROXY STATEMENT
1999 Annual Meeting of Stockholders
April 22, 1999


  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SWANK, INC. (the "Company") of proxies in the form enclosed for use at the Company's 1999 Annual Meeting of Stockholders (the "Meeting") which will be held on the date, at the time and place and for the purposes set forth in the foregoing notice, and at any adjournment or postponement thereof. Any stockholder giving a proxy has the power to revoke the same at any time before it is voted. All expenses in connection with the solicitation of proxies will be borne by the Company. Proxies may be solicited by certain officers and employees of the Company by mail, telephone, telecopier, telegraph or personal interview.

  The outstanding voting securities of the Company at the close of business on February 26, 1999, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, consisted of 16,569,423 shares of Common Stock, $.10 par value per share ("Common Stock"), each of which is entitled to one vote. A majority of the outstanding shares entitled to vote, present in person or by proxy, constitutes a quorum for the purposes of the Meeting. The affirmative vote of a plurality of votes cast at the Annual Meeting is required to elect directors. The affirmative vote of a majority of shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 1999. This Proxy Statement and the accompanying form of proxy will be mailed or otherwise furnished on or about March 22, 1999 to all stockholders of record at the close of business on February 26, 1999.


OWNERSHIP OF VOTING SECURITIES

  The following table sets forth information as of February 26, 1999 with respect to each person (including any "group" of persons as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("the Exchange Act")) who is known to the Company to be the beneficial owner of more than 5% of the Common Stock:


Title of Class  Name and                  Amount and
                Address of                Nature of
                Beneficial                Beneficial          Percent
                Owner                     Ownership           of Class
Common Stock    The New Swank, Inc.       9,886,024(1)(2)     59.7%
                Retirement Plan
                90 Park Avenue
                New York, NY 10016

Common Stock    Marshall Tulin            4,105,255(3)(4)     24.7%
                90 Park Avenue
                New York, NY 10016

Common Stock    John Tulin                3,677,488(3)(5)     22.1%
                90 Park Avenue
                New York, NY 10016

Common Stock    Raymond Vise              3,443,761(3)(6)     20.8%
                8 El Paseo
                Irvine, CA 92715

(1) The Company has merged its Employee Stock Ownership Plan No. 1 ("ESOP I"), Employee Stock Ownership Plan No. 2 ("ESOP II") and Savings Plan into one plan, The New Swank, Inc. Retirement Plan (the "Retirement Plan"). This amount includes (a) 6,473,669 shares of Common Stock allocated to participants' ESOP accounts in the Retirement Plan and as to which such participants may direct the trustees of the Retirement Plan as to voting on all matters, and (b) an additional 130 of such shares allocated to the accounts of former employees, subject to forfeiture, and able to be voted by the trustees on all matters on which stockholders may vote.

(2) This amount also includes 2,852,269 shares of Common Stock allocated to participants' ESOP accounts in the Retirement Plan as to which participants may direct the trustees as to voting only on Significant Corporate Events and as to which the trustees may vote on all other matters in their discretion. Shares allocated to such ESOP accounts as to which no voting instructions are received are required to be voted in the same proportion as shares allocated to ESOP accounts as to which voting instructions are received. This amount also includes 559,956 shares held in the 401(k) accounts under the Retirement Plan, as to which participants may direct the trustees as to voting on all matters and may be disposed of in the discretion of the trustees.

(3) The trustees of the Retirement Plan are Marshall Tulin, Chairman of the Board and a director of the Company, John A. Tulin, President and a director of the Company and Raymond Vise, a director of the Company. This amount includes (a) 130 shares of Common Stock allocated to the accounts of former employees but voted by the trustees (see footnote 1 above), (b) 2,852,269 shares held in ESOP accounts as to which the trustees have sole voting power (see footnote 2 above) and (c) 559,956 shares held in the 401(k) accounts (see footnote 2 above).

(4) This amount includes 343,022 shares owned by Mr. Tulin's wife. Mr. Tulin disclaims beneficial ownership of these shares. This amount also includes 40,000 shares which Mr. Tulin has the right to acquire within 60 days through the exercise of stock options granted under the Company's 1987 Incentive Stock Option Plan (the "1987 Plan") and 72 shares allocated to his ESOP account under the Retirement Plan.

(5) This amount includes 3,180 shares owned by Mr. Tulin's wife and 7,000 shares held by her as custodian for a child. Mr. Tulin disclaims beneficial ownership of these shares. This amount also includes 40,000 shares which Mr. Tulin has the right to acquire within 60 days through the exercise of stock options granted under the 1987 Plan and 73,194 shares allocated to his ESOP account under the Retirement Plan.

(6) This amount includes 25,000 shares which Mr. Vise has the right to acquire within 60 days through the exercise of stock options granted under the 1994 Non-Employee Director Stock Option
Plan (the "1994 Plan").

  The following table sets forth information at February 26, 1999 with respect to the beneficial ownership of the Company's Common Stock by (a) each director and each nominee for election as a director of the Company, (b) each executive officer named in the Summary Compensation Table and (c) all directors and executive officers of the Company as a group (12 persons). Unless otherwise indicated, each person named below and each person in the group named below has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by such person or such group.

                      Amount and Nature of  Percent
Beneficial Owner      Beneficial Ownership  of Class

Mark Abramowitz               27,600(1)     Less than 1%
John J. Macht                 20,000(2)     Less than 1%
James Tulin                  106,115(3)     Less than 1%
John Tulin                 3,677,488(4)     22.1%
Marshall Tulin             4,105,255(5)     24.7%
Raymond Vise               3,443,761(6)     20.8 %
Lewis Valenti                 98,595(7)     Less than 1%
Eric P. Luft                  68,996(8)     Less than 1%
All directors and
executive officers as a
group(12 persons)          5,109,461(9)     30.1 %

(1) Includes 25,000 shares which Mr. Abramowitz has the right to acquire within 60 days through the exercise of stock options.

(2) Includes 20,000 shares which Mr. Macht has the right to acquire within 60 days through the exercise of stock options.

(3) Includes 35,000 shares which Mr. Tulin has the right to acquire within 60 days through the exercise of stock options granted under the 1987 Plan, an aggregate of 428 shares held by his children and an aggregate of 70,687 shares of Common Stock allocated to his ESOP I account and 401(k) account under the Retirement Plan.

(4) Includes the shares referred to in footnotes 3 and 5 to the first table above under "Ownership of Voting Securities."

(5) Includes the shares referred to in footnotes 3 and 4 to the first table above under "Ownership of Voting Securities."

(6) Includes the shares referred to in footnote 3 and 6 to the first table above under "Ownership of Voting Securities."

(7) Includes 35,000 shares which Mr. Valenti has the right to acquire within 60 days through the exercise of stock options granted under the 1987 Plan and an aggregate of 63,595 shares of Common Stock allocated to his ESOP account and 401(k) account under the Retirement Plan.

(8) Includes 15,000 shares which Mr. Luft has the right to acquire within 60 days through the exercise of stock options granted under the 1987 Plan and an aggregate of 53,996 shares of Common Stock allocated to his ESOP account and 401(k) account under the Retirement Plan.

(9) Reference is made to footnotes (1) through (8) above. This amount also includes 428,333 shares of Common Stock which directors and executive officers as a group have the right to acquire within 60 days through the exercise of stock options granted under the 1987 Plan and the 1994 Plan.

I.  Nominees for Election as Directors

  The Company's By-laws divide the Board of Directors into three classes, designated as Class I, Class II and Class III, with each class to be as nearly equal in number as possible. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those in the class whose terms expire at such annual meeting.

  At the Meeting, stockholders will elect two Class I directors to serve for a term of three years, until the annual meeting of stockholders in the year 2002 and until the election and qualification of their respective successors. Unless otherwise indicated thereon, all proxies received will be voted in favor of the election of the nominees for election as directors. Should any of the nominees not remain a candidate at the time of the Meeting (a situation which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for any substitute nominees.

  The following sets forth certain information about each nominee for election as a director of the Company and each director whose term of office will continue after the Meeting, including his principal occupation or employment.

Nominees:

Mark Abramowitz (2)(3) - Class I

  Mr. Abramowitz, who is 63 years old, has been a partner in the law firm of Parker Chapin Flattau & Klimpl, LLP for more than the past five years. The firm is general counsel to the Company.
Mr. Abramowitz became a director in 1987.

James Tulin (1) - Class I
  Mr. Tulin, who is 48 years old, is a Senior Vice President of the Company. He joined the Company in 1974, became a Regional Sales Manager in 1978 and was elected a Vice President in 1985 and a Senior Vice President in 1986. Mr. Tulin became a director in 1985.

Directors whose terms of office will continue after the Meeting:

John Tulin (1) - Class II

  Mr. Tulin, who is 52 years old, is President of the Company.
He joined the Company in 1971. He was elected a Vice President in 1974, a Senior Vice President in 1979, Executive Vice
President in 1982 and President on October 24, 1995. Mr. Tulin became a director in 1975.

John J. Macht (4) - Class II

  Mr. Macht, who is 62 years old, has been President of The Macht Group, a marketing and retail consulting firm, since July 1992. From April 1991 until July 1992 Mr. Macht served as Senior Vice President of Jordan Marsh department stores, a division of Federated Department Stores. Mr. Macht became a director in December 1995.

Marshall Tulin (1)  - Class III

  Mr. Tulin, who is 81 years old, is Chairman of the Board of the Company. He joined the Company in 1940, was elected a Vice
President in 1954, President in 1957 and Chairman of the Board on October 24, 1995. Mr. Tulin became a director in 1956.

Raymond Vise (1)(2)(3)(4) - Class III

  Mr. Vise, who is 77 years old, served as Senior Vice President of the Company for more than five years prior to his retirement in 1987. Mr. Vise became a director in 1963.

(1) Member of the Executive Committee of the Board.

(2) Member of the Audit Committee of the Board. There were 5 meetings of this committee during the last fiscal year. This committee reviews the Company's financial statements with the independent accountants prior to their submission to the Board, recommends to the Board the appointment of the independent accountants, reviews the performance and scope of services to be provided by the independent accountants and reviews the adequacy of internal accounting procedures and controls.

(3) Member of the Executive Compensation Committee of the Board. There were 3 meetings of this committee during the last fiscal year. This committee recommends the annual compensation, including bonuses, for the 3 executive officers of the Company who are also directors, each of whom has an employment agreement with the Company (see "Remuneration and Related Matters"), and for the Company's Chief Financial Officer and administers the 1998 Equity Incentive Compensation Plan.

(4) Member of the Stock Option Committee of the Board. There were no meetings of this committee during the last fiscal year.
This committee administers the options which remain outstanding under the Company's 1987 Incentive Stock Option Plan.

  There were 8 meetings of the Board during the last fiscal year. Each of the directors attended at least 75% of the aggregate of all such Board meetings and all meetings held by committees of the Board on which he served. The Company does not have any nominating or similar committee.

  There are no family relationships among any of the persons listed above or among any of such persons and any of the other executive officers of the Company, except that James Tulin and John Tulin are sons of Marshall Tulin.

Remuneration and Related Matters

  The following table sets forth certain summary information concerning compensation during the fiscal year ended December 31, 1998 with respect to the Company's Chief Executive Officer and each of the other 4 most highly compensated executive officers of the Company:

Summary Compensation Table

ANNUAL COMPENSATION
                                              OTHER        ALL
NAME AND                                      ANNUAL       OTHER
PRINCIPAL                                     COMPEN-      COMPEN-
POSITION           YEAR  SALARY   BONUS       SATION(6)    SATION(10)

Marshall Tulin (1) 1998  $360,000 $  30,000                   $ 88
Chairman of        1997   360,000    25,000                 14,934
the Board          1996   360,000       -0-                  7,442

John Tulin (2)     1998   355,833   150,000(9)               2,008
President, Chief   1997   303,333   125,000                 14,234
Executive Officer  1996   220,000    50,000    $36,461(7)    7,442

Eric P. Luft (3)   1998   130,000   272,412(9)               2,008
Senior Vice        1997   130,000   235,145                 15,334
President          1996   130,000   150,004                  8,372

Lewis Valenti (4)  1998   160,000   231,276(9)               2,008
Senior Vice        1997   160,000   201,875                 15,834
President          1996   160,000   121,328                  8,372

James Tulin (5)    1998   250,000    75,000(9)  42,355(8)       88
Senior Vice        1997   245,833    65,000     41,802(8)   11,534
President          1996   190,000    40,000     41,217(8)    7,442

(1) Mr. Tulin has an employment agreement with the Company which provides for automatic renewal for successive one-year periods unless at least 30 days prior to the June 30 anniversary, either the Company or Mr. Tulin determine not to further extend the term and provides for a salary at the rate of $360,000 per annum.

(2) Mr. Tulin has an employment agreement with the Company which terminates on December 31, 2001 providing for a salary at the rate (commencing January 1, 1999) of $400,000 per annum.

(3) The bonus amounts shown for Eric P. Luft include sales commissions in the amounts of $200,412, $175,145 and $120,004 for the years 1998, 1997 and 1996, respectively.

(4) The bonus amounts shown for Lewis Valenti include sales commissions in the amounts of $181,276, $161,875 and $96,328 for the years 1998, 1997 and 1996, respectively.

(5) Mr. Tulin has an employment agreement with the Company which terminates on December 31, 2001 providing for a salary at the rate (commencing January 1, 1999) of $250,000 per annum.

(6) Except as set forth for James Tulin, perquisites and other personal benefits during 1998 and 1997 did not exceed the lesser of $50,000 or 10% of reported annual salary and bonus for any of the executive officers named in the "Summary Compensation Table".

(7) These amounts include automobile lease payments of $18,927 and a travel allowance of $9,000 in 1996.

(8) These amounts include automobile lease payments of $19,582, in 1998, $17,838 in 1997 and $17,394 in 1996 and a travel allowance of $10,800 in each of 1998, 1997 and 1996.

(9) Excludes award granted in 1998 under the Swank, Inc. 1998
Equity Incentive Compensation Plan (the "Incentive Compensation
Plan") as set forth in the table herein under "Long-Term
Incentive Plans-Awards in Last Fiscal Year".

(10) The amounts set forth for 1998, 1997 and 1996 represent allocations under certain benefit plans of the Company as follows:
                                          DEFERRED
             RETIREMENT PLAN              COMPEN-
           ESOP I and ESOP II   401(k)    SATION
                 ACCOUNTS      ACCOUNTS    PLAN     TOTAL
1998
Marshall Tulin      $88                                $ 88
John Tulin           88                    $1,920     2,008
Eric P. Luft         88                     1,920     2,008
Lewis Valenti        88                     1,920     2,008
James Tulin          88                                  88

1997
Marshall Tulin   $3,734                   $11,200   $14,934
John Tulin        3,734                    10,500    14,234
Eric P. Luft      3,734                    11,600    15,334
Lewis Valenti     3,734                    12,100    15,834
James Tulin       3,734                     7,800    11,534

1996
Marshall  Tulin   7,292           $ 150              $7,442
John Tulin        7,292             150               7,442
Eric P. Luft      7,292           1,050               8,372
Lewis Valenti     7,322           1,050               8,372
James Tulin       7,292             150               7,442


 Each director who is not also an employee of, or counsel to, the Company receives a fee of $2,000 per meeting of the Board and of committees of the Board attended by him. In addition, pursuant to the terms of the 1994 Plan, each director who is not also an employee of the Company or any subsidiary of the Company in office immediately following each annual meeting of stockholders at which directors are elected will, effective on the date such annual meeting is held, automatically be granted an option to purchase 5,000 shares of Common Stock. During the fiscal year ended December 31, 1998, Messrs. Abramowitz, Macht and Vise were each granted an option to purchase 5,000 shares of Common Stock at an exercise price per share of $1.281, the fair market value per share of Common Stock on the date of the grant. In February 1999 the Company made an additional payment of $5,000 to each of Messrs. Macht and Vise in recognition of their contribution during the preceding year.

  Robert Tulin (who is the brother of Marshall Tulin and uncle of John Tulin and James Tulin) was employed by the Company during 1998. Robert Tulin is the director of advertising and is responsible for coordinating the production of the Company's merchandise catalogs. Aggregate compensation paid Robert Tulin by the Company for services rendered during 1998 amounted to $90,000.

  The Company has entered into termination agreements with Messrs. Marshall Tulin, John Tulin, Lewis Valenti, Eric P. Luft and James Tulin which expire on December 31, 2001 with an automatic annual extension commencing on December 31, 2001 and on each December 31 thereafter unless the Company shall have given 30 days' written notice prior to the then current expiration date that there shall be no extension. In the event of a change in control (as defined in such agreements) of the Company during the term of such agreements followed by a significant change in the duties, powers or conditions of employment of any such officer, the officer may within 2 years thereafter terminate his employment and receive a lump sum payment equal to 2.99 times such officer's "base amount" (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")).

  In 1983 the Company terminated its pension plans covering salaried employees and salesmen and purchased annuities from the assets of those plans to provide for the payment (commencing at age 62) of accrued benefits of those employees who were not entitled to or did not elect to receive lump sum payments. The accrued annual benefits for Messrs. John Tulin, Lewis Valenti and James Tulin are $13,116, $12,731, and $10,407, respectively.

  During the Company's fiscal year ended December 31, 1998, no stock options were granted to or exercised by any executive officers named in the Summary Compensation Table. The following table sets forth certain information with respect to the number and value of unexercised options held by such executive officers as of December 31, 1998:

               1998 FISCAL YEAR END OPTION VALUES

               Number of
               Securities      Value of
               Underlying      Unexercised
               Unexercised     In-the-Money
               Options at      Options at
               FY -End (#)     FY-End ($)
               Exercisable/    Exercisable/
Name           Unexercisable   Unexercisable

Marshall Tulin   40,000 / 0    $35,020 / 0
John Tulin       40,000 / 0     35,020 / 0
Eric P. Luft     15,000 / 0     13,133 / 0
Lewis Valenti    35,000 / 0     30,643 / 0
James Tulin      35,000 / 0     30,643 / 0


LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

  The Company's Board of Directors has emphasized performance-related incentives and short and long range performance goals as a means of motivating executive officers and other key employees. In March 1998, the Board adopted the Swank, Inc. 1998 Equity Incentive Compensation Plan (the "Incentive Compensation Plan") which was subsequently approved by the Company's stockholders at the 1998 Annual Meeting. The Incentive Compensation Plan replaced the Company's incentive stock option plan which had expired by its terms and provides for the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other stock-based awards. In October 1998, the Board granted long-term performance awards payable in cash and shares of the Company's common stock to certain key employees.

              Number of       Performance
              Shares, Units   Or Other Period   Estimated Future Payouts Under
              Or Other        Until Maturation  Non-Stock Price-Based Plans(c)
Name          Rights (a)(d)   Or Payout (b)     Threshold  Target(d)  Maximum

John Tulin,   40% Common      Fiscal            $588,000   10% In-    $840,000
 CEO          Stock;60% cash  1998-2000                    crements

Eric P. Luft  40% Common      Fiscal            $378,000   10% In-    $540,000
               Stock;60% cash 1998-2000                    crements

Lewis Valenti 40% Common      Fiscal            $378,000   10% In-    $540,000
              Stock;60% cash  1998-2000                    crements

James Tulin   40% Common      Fiscal            $302,400   10% In-    $432,000
              Stock;60% cash  1998-2000                    crements

(a) Payout will be 40% in Common Stock and 60% in cash. The number of shares will be determined by dividing 40% of the payout as described in note (c) below by the closing market price of the Company's Common Stock on the stock payout date. The amount of cash will be equal to 60% of the payout. Neither the Award nor the shares of Common Stock issuable pursuant to the Award have been or will be registered under the Securities Act of 1933, as amended, or any state securities or "blue sky" laws.

(b) Payout will be in March 2001 for any cash portion. The Common Stock portion of any payout will vest and be issued over a three-year period as follows: one-third of the shares on April 30, 2001, one-third on April 30, 2002 and the remainder on April 30, 2003.

(c) Payout is based upon Cumulative Pretax Income of the Company. Cumulative Pretax Income is the sum of the income before income taxes for each of the fiscal years ending December 31, 1998, 1999 and 2000, in each case as set forth on the Consolidated Statement of Operations of the Company contained in the audited consolidated financial statements of the Company for such years as certified by the independent accounting firm as shall then be retained by the Company to audit and report on its financial statements. In calculating Cumulative Pretax Income of the Company, income before income taxes of the Company shall be reduced by all amounts required to be accrued pursuant to generally accepted accounting principles, as in effect from time to time, in respect of all compensation heretofore and hereafter granted or awarded under the Incentive Compensation Plan for each of the fiscal years ending December 31, 1998, 1999 and 2000. The threshold for payout of 70% of the target is Cumulative Pretax Income of $18,180,000. Additional increments of 10% of the target are earned in steps at Cumulative Pretax Income of $19,475,000 and $20,765,000, respectively, with the maximum payout earned in the event that Cumulative Pretax Income of $22,058,000 is achieved. Payout will be 60% in cash and 40% in Common Stock.

(d) Increases in additional increments of 10% of the maximum future payout.

  For the year ended December 31, 1998, the Company has accrued the following amounts for future payout under the Incentive
Compensation Plan: John Tulin-$78,260; Eric P. Luft -$50,330;
Lewis Valenti -$50,330 and James Tulin - $40,250.

Compensation Committee Interlocks and Insider Participation

  The Company's Executive Compensation Committee consists of Raymond Vise, a former Senior Vice President of the Company, and Mark Abramowitz. The members of the Company's Stock Option
Committee  are Mr. John J. Macht and Mr. Vise.   Ronald Vise (who
is the son of Raymond Vise) was employed by the Company during 1998 as a commissioned salesman. Aggregate compensation paid to Ronald Vise for services rendered during fiscal 1998 amounted to $157,190. Mark Abramowitz is a partner in the law firm of Parker Chapin Flattau & Klimpl, LLP, which is retained by the Company to provide legal services. In addition, the Company and The Macht Group, a marketing and retail consulting firm of which John J. Macht serves as President, are parties to an agreement pursuant to which The Macht Group is entitled to receive compensation based on net sales of products under license agreements entered into between the Company and licensors introduced to the Company by The Macht Group. Aggregate compensation during fiscal 1998 earned by The Macht Group under this arrangement was $95,571.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.


REPORT OF BOARD OF DIRECTORS AND COMPENSATION COMMITTEES

 The Executive Compensation Committee of the Board of Directors, which is comprised of two non-employee directors, determines the compensation (other than through the grant of stock-based compensation) of the Chief Executive Officer of the Company, other employee members of the Board of Directors and the Company's Chief Financial Officer. The entire Board of Directors, with the recommendation of the Company's Chief Executive Officer, reviews and approves the salaries and bonuses of the Company's other executive officers. No quantitative factors were considered in determining executive compensation for fiscal 1998. Factors considered in determining executive compensation for fiscal 1998 included, among other things, the Company's profits and revenues, together with licensing arrangements entered into in fiscal 1998. The entire Board of Directors, with the recommendation of the Company's Chief Executive Officer, reviews and approves long-term performance awards under the Swank, Inc. 1998 Equity Incentive Compensation Plan. The Stock Option Committee, which is also comprised of two non-employee directors, administers the Company's compensation plans under which stock and stock-based compensation have been awarded other than the Swank, Inc. 1998 Equity Incentive Compensation Plan.

 The main objectives of the Company's executive compensation structure have included rewarding individuals for their respective contributions to the Company's performance and providing executive officers with a stake in the long-term success of the Company (mainly through the grant of stock options). The philosophy of the Board of Directors and each of its compensation committees has been to utilize a combination of salary as a base for compensation, annual bonuses as a means of short-term incentive compensation, stock options to provide longer term incentives and to link portions of compensation directly with the performance of the Company's Common Stock, and contractual protections against changes in or loss of employment in the event of a change of control of the Company. The Board and its compensation committees coordinate their efforts to determine overall compensation of executive officers.

 The Board of Directors, the Executive Compensation Committee and the Stock Option Committee have determined to place additional emphasis on motivating its executive officers and other employees by means of performance-related incentives and short and long range performance goals. To that end, the Board adopted the Swank, Inc. 1998 Equity Incentive Compensation Plan which the Company's stockholders approved at the 1998 Annual Meeting. The Incentive Compensation Plan provides for the grant, in the discretion of the Board of Directors or any committee appointed by the Board to administer the Incentive Compensation Plan, of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other stock-based awards. The Board of Directors or such committee may, in connection with each option or award, establish one or more objective criteria (which may include, without limitation, reference to the Company's or any of its division's revenues, margins or profits) to determine whether, among other things, options or awards shall vest or otherwise become exercisable, and whether all or a portion of the compensation under such options or awards shall become payable.

 Base Salary. The Board of Directors and Executive Compensation Committee review the base salary of each executive officer annually. In determining the base salaries to be paid to executive officers (other than those whose salaries are fixed pursuant to the terms of applicable employment agreements), the Board of Directors and Executive Compensation Committee consider, among other factors, the executive's level of responsibility, experience and expertise, length of service with the Company and compensation levels in competing companies. The Board and the Executive Compensation Committee, in consultation with the Company's Chief Executive Officer, also review the performance of each executive officer. These reviews have been qualitative in nature, with no specific weight being assigned to the various factors considered.

 Annual Bonus Compensation. The Board and Executive Compensation Committee continue to place emphasis on incentive compensation. In determining the amount of annual bonuses, the Board and the Executive Compensation Committee have considered such factors as the Company's revenues and profitability, as well as an individual executive's personal performance and contribution to the Company's overall performance during that fiscal year. No specific weight is generally assigned any particular factor, although where the Company's overall financial results have not been favorable, the Board and Executive Compensation Committee have from time to time not awarded annual bonuses or have reduced them to qualitatively reflect such results.

 Other Incentive Compensation. The Company has in the past utilized stock options as the primary method of providing stock-based incentive compensation. However, the Company's remaining stock option plan available to executives and employees expired by its terms in fiscal 1997 and no further options may be granted thereunder. As described above, the Board of Directors and its compensation committees have determined to replace the 1987 Plan and the Incentive Share Plan with the Incentive Compensation Plan as the primary manner, along with annual bonuses, of motivating its employees, providing employees a way of participating in the growth of the Company, as well as of linking the interests of its executives with the overall interests of stockholders.

 Chief Executive Officer Compensation. The compensation of John Tulin, the Company's President and Chief Executive Officer, for fiscal 1998 was comprised of two components, salary of $355,833 and annual bonus. The Executive Compensation Committee awarded Mr. Tulin a bonus of $150,000. Based on its review of Mr. Tulin's performance, the Executive Compensation Committee noted, among other things, Mr. Tulin's leadership in the substantial improvement for the second consecutive year in the Company's operating results with pretax earnings up over 25% from the preceding year and the continuing effectiveness of programs implemented by him to more closely monitor and control overhead. Mr. Tulin's current salary of $400,000 per annum is fixed through the end of fiscal 2001 pursuant to an employment agreement with the Company.

                         Executive
                         Compensation
Board of Directors       Committee           Stock Option Committee

Mark Abramowitz          Mark Abramowitz     John J. Macht
John J. Macht            Raymond Vise        Raymond Vise
James Tulin
John A. Tulin
Marshall Tulin
Raymond Vise

                               PERFORMANCE GRAPH

                       COMPARISON OF 5 YEAR CUMULATIVE
                       TOTAL RETURN OF COMPANY, PEER
                           GROUP AND BROAD MARKET

                           1993    1994    1995    1996    1997    1998

Swank, Inc.              100.00   89.47   63.16   50.00   94.74  152.63

Peer Group Index         100.00   68.62   41.88   38.11   53.32   39.72

NASDAQ Market Index      100.00  104.99  136.18  169.23  207.00  291.96


ASSUMES $100 INVESTED ON JANUARY 1, 1994 AND THAT ALL DIVIDENDS
WERE REINVESTED


  The peer group includes companies that compete with the Company in one or more of its product categories as well as companies in similar industries. The peer group includes: Jaclyn, Inc., Salant Corp. and Tandy Brands Accessories, Inc.


Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.


I.   Approval of Independent Accountants

  There will also be brought up for consideration at the Meeting the approval of the appointment of accountants to perform the annual audit for the fiscal year ending December 31, 1999. Subject to the action of the stockholders at the Meeting, the Board has appointed the firm of PricewaterhouseCoopers LLP, certified public accountants, as the independent accountants to audit the financial statements of the Company for the current fiscal year. They have been the Company's accountants since 1952. The Board recommends their approval. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting. Such representative will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.


MISCELLANEOUS

  In order to be included in the proxy materials for the 2000 Annual Meeting of Stockholders of the Company, stockholder proposals must be received by the Company on or before November 24, 1999. As to any proposal intended to be presented by a stockholder without inclusion in the Company's proxy statement and form of proxy for the 2000 Annual Meeting of Stockholders of the Company, the proxies named in the Company's form of proxy for that meeting will be entitled to exercise discretionary authority on any such proposal unless the Company receives notice of the matter on or before February 5, 2000. However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on such matter to the extent permitted by Rule 14a-4(c)(2) of the Securities Exchange Act of 1934, as amended.

  The accompanying proxy will be voted as specified by stockholders. If no specification is made, it is intended that the proxy will be voted FOR the election of directors and FOR the approval of the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company.

  Shares of Common Stock that are voted to abstain and broker non-votes will be considered present at the Meeting in determining the presence of a quorum. Shares abstaining with respect to any matter will be considered entitled to vote and cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will not be considered entitled to vote with respect to such matter.

  The Board does not know of any other matter to be brought before the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.



By Order of the Board of Directors




Christopher F. Wolf
Secretary


March 22,1999



                         SWANK, INC.

        6 Hazel Street, Attleboro, Massachusetts 02703
           Proxy for Annual Meeting of Stockholders

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Marshall Tulin and John Tulin, and each of them, with full power of substitution, the attorneys and proxies of the undersigned, to attend the 1999 Annual Meeting of Stockholders of SWANK, INC. (the "Company") to be held at the Company's offices at 6 Hazel Street, Attleboro, Massachusetts 02703, on April 22, 1999 at 11:00 A.M. local time, and all adjournments thereof, to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote upon the following matters:

        (Please Sign and Date on the Reverse Side)


           Please date, sign and mail your
         proxy card back as soon as possible!

           Annual Meeting of Stockholders
                    SWANK, INC.

                 April 22, 1999



    Please Detach and Mail in the Envelope Provided


A     X        Please mark your
               votes as in this
               example.

                                      FOR              WITHHOLD
                             (except as indicated to   AUTHORITY
                             the contrary below)       TO VOTE FOR

1. Election of                       ______             ______
   two (2)
   Class I
   directors to serve on the Company's
   Board of Directors;

  Nominees:  Mark Abramowitz
             James Tulin

  For, except vote withheld from the following nominee(s)

  _____________________________________________


                                               FOR    AGAINST  ABSTAIN

2. The approval of the appointment of          _____  _____    _____
   PricewaterhouseCoopers LLP as the
   independent accountants of the Company for the year 1999.

3. The transaction of such other business as may properly come before the meeting.


UNLESS OTHERWISE INDICATED, THE PROXY WILL BE VOTED
"FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR, "FOR"
ITEM 2 AND WITH DISCRETION ON SUCH OTHER BUSINESS AS MAY
PROPERLY COME BEFORE THE MEETING.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING.
IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THIS
FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE
ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED.


SIGNATURE________________ DATE____ SIGNATURE________________ DATE ____
                                  (SIGNATURE IF HELD JOINTLY)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.